UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 25, 2022

SCWORX CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-37899	47-5412331
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

590 Madison Avenue, 21st Floor

New York, New York 10022

(Address of Principal Executive Offices)

(844) 472-9679

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	WORX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Preliminary Court Approval of Derivative Class Action Litigation

Background

As previously disclosed, on June 15, August 21, and September 30, 2020, a series of shareholder derivative cases were filed against us (as nominal defendant) and certain of our directors (Marc S. Schessel, Charles K. Miller, Steven Wallitt and Robert Christie (the “Director Defendants”)) in the United States District Court for the Southern District of New York, New York State Supreme Court and the Chancery Court in Delaware. Each of the lawsuits alleged that the Director Defendants named therein breached their fiduciary duties to the Company, including by misleading investors in connection with our April 13, 2020 press release with respect to the sale of COVID-19 rapid test kits, failing to correct false and misleading statements and failing to implement proper disclosure and internal controls.

Settlement Agreement

On December 24, 2021, the Company and the Director Defendants entered into a binding agreement with the shareholder derivative plaintiffs to settle the derivative litigation (the “Settlement”). Under the terms of this agreement, (i) the insurers for the Director Defendants will make a cash payment to legal counsel for the shareholder derivative Plaintiffs to cover their legal fees and (ii) the Company will adopt certain corporate governance reforms within 60 days of court approval of the settlement, in exchange for which all parties will be released from all claims related to the derivative class action litigation. This agreement provides that the parties will negotiate in good faith to enter into a definitive settlement agreement within thirty days, which agreement will be subject to court approval. On February 15, 2022, the Company and the Director Defendants entered into a stipulation of settlement (subject to Court approval) with the shareholder derivative plaintiffs to settle the Consolidated Derivative Action as well as another derivative action,

Preliminary Court Approval

On March 25, 2022, the U.S. District Court for the Southern District of New York (the “Court”) preliminarily approved the Settlement resolving three shareholder derivative lawsuits involving the Company. In accordance with the Court’s Order Preliminarily Approving Settlement, the Company is issuing this Form 8-K and making disclosure of the Settlement and related documents to its shareholders. The terms of the Settlement are described in the Settlement documents which are filed as Exhibits to this Current Report on form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.01	Stipulation of Settlement with Exhibits
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 8, 2022

SCWorx Corp.

By:	/s/ Timothy A. Hannibal
Name:	Timothy A. Hannibal
Title:	Chief Executive Officer